Exhibit 99.1

Vonage Reports Second Quarter 2020 Financial Results

Second Quarter 2020 Highlights:
•Consolidated Revenues of $311 million
•Business Segment Revenues of $226 million
◦Business Service Revenues of $212 million, an 18% Increase
•API Platform Revenues Increased 32%
•Unified Communications & Contact Center Applications Service Revenues Increased 7%
•Net Loss of $8 Million and Adjusted EBITDA of $42 million

HOLMDEL, N.J., August 6, 2020 -- Vonage Holdings Corp. (Nasdaq: VG), a global leader in cloud communications helping businesses accelerate their digital transformation, today announced results for the quarter ended June 30, 2020.

“We executed well in the second quarter and delivered strong financial results,” said Rory Read, Chief Executive Officer. “Business segment service revenues grew 18% year over year, driven by increasing demand for our Vonage Communications Platform. API Platform revenues grew 32%, with 163% year-over-year growth in high-value API services, an area where we will continue to invest to support future growth. API Platform revenue now accounts for 47% of our Business revenues up from 41% a year ago.

“Our results in unified communications and contact center applications grew 7%, in line with expectations, despite COVID-19 headwinds. And, we continue to see momentum with larger customers, signing 11 new seven-figure total contract value deals. Going forward, we have more work to do and are building a highly-scalable streamlined go-to-market machine for our Applications products. We will focus on those customer segments where our products best fit, and where we create the most value and capture a disproportionate share of the market.”

Second Quarter 2020 Business Segment Highlights
•Business segment revenues were $226 million. Business service revenues were $212 million, an 18% year-over-year increase
•API Platform revenues grew 32%
◦High-Value API services revenues grew 163%, driven by strength in programmable video
•Service Revenues from Applications customers grew 7% year over year
◦Service Revenues from Mid-market and Enterprise Applications customers (those with greater than $12,000 of ARR) grew 14%
◦Service Revenues from Enterprise Applications customers (those with greater than $120,000 of ARR) grew 22%
•Business Service Revenue per Customer was $509 per month, up 16% from the year-ago quarter
•Business Service Revenue Churn improved to 0.9% from 1.0% in the year-ago quarter

Read added, “We are at the beginning of a huge market-wide communications revolution as companies all over the world accelerate their digital transformation journeys. To capitalize on this opportunity, we are undertaking a business optimization and alignment project over the next 90 days to determine how to best focus our resources and guide our operating plans and execution over the next 30 months. We will balance investing for strong growth with financial discipline and efficiency.”

Second Quarter 2020 Consumer Segment Results
•Consumer Revenues were $84 million, down 14% compared to the year-ago quarter
•Customer churn improved to 1.5% from 1.7%
•Average revenue per line ("ARPU") was $27.59, up $0.70
•Ended the quarter with approximately 1 million Consumer subscriber lines
◦93% of these customers are tenured over two years and 76% are tenured over five years

Consolidated Income and Balance Sheet
For the second quarter of 2020, Vonage reported consolidated revenues of $311 million, up from $298 million in the year-ago quarter. GAAP net loss was $8 million, or ($0.03) per share, versus a net income of $5 million in the prior-year period, or $0.02 per share. Second quarter adjusted net income(1) was $10 million or $0.04 per share, a decrease from $20 million or $0.08 per share in the prior-year period.

For the second quarter, the Company generated Adjusted EBITDA(2) of $42 million, and Adjusted EBITDA minus Capex(2) of $30 million. Net Cash from Operations was $36 million and Free Cash Flow(3) was $24 million for the quarter. As of June 30, 2020, the Company had a Net Debt to Last Twelve Months Adjusted EBITDA ratio of 3.2 times.

Update on Strategic Review of Consumer Segment
The Company plans to complete the review of the Consumer segment as part of its business optimization and alignment project. The project is expected to be completed in the fourth quarter of 2020.

Updated 2020 and Third Quarter Outlook
The Company is updating its 2020 guidance to reflect the strong second quarter, as well as an updated view on how COVID-19 and the current macroeconomic environment is affecting its business.

The Company is increasing its revenue guidance for 2020. For the full year, Vonage now expects the following, (based on constant currency as of August 2020):
•Consolidated revenues in the range of $1.215 billion to $1.230 billion
•Total Business Segment Revenues in the range of $885 million to $900 million (which includes approximately $21 million of USF revenues)
•Total Consumer Segment Revenues in the $330 million area (which includes approximately $41 million of USF revenues)
•Consolidated Adjusted EBITDA of between $150 to $155 million
•Capex in the $55 million area

For the third quarter of 2020, Vonage expects the following:
•Consolidated Revenues in the range of $307 million to $309 million
•Total Business Segment Revenues in the range of $226 million to $228 million (which includes approximately $6 million of USF revenues)
•Total Consumer Revenues in the $81 million area (which includes approximately $11 million of USF revenues)
•Consolidated Adjusted EBITDA in the $36 million area

Conference Call and Webcast

The company will host a conference call to discuss its financial results for the second quarter of 2020 and other matters at 8:30 AM Eastern Time. To participate, please dial (877) 407-9716. International callers should dial (201) 493-6779.

A live webcast of the conference call will be available on the Vonage Investor Relations website. A replay of the webcast will also be available shortly after the conclusion of the call, and may be accessed through Vonage's Investor Relations website or by dialing (844) 512-2921 or (412) 317-6671 for international callers, and entering the passcode 13707112.

About Vonage

Vonage (Nasdaq:VG), a global cloud communications leader, helps businesses accelerate their digital transformation. Vonage's Communications Platform is fully programmable and allows for the integration of Video, Voice, Chat, Messaging and Verification into existing products, workflows and systems. Vonage's fully programmable unified communications and contact center applications are built from the Vonage platform and enable companies to transform how they communicate and operate from the office or anywhere, providing enormous flexibility and ensuring business continuity.

Vonage Holdings Corp. is headquartered in New Jersey, with offices throughout the United States, Europe, Israel, Australia and Asia. To follow Vonage on Twitter, please visit twitter.com/vonage. To become a fan on Facebook, go to facebook.com/vonage. To subscribe on YouTube, visit youtube.com/vonage.

Investor Contact: Hunter Blankenbaker, 732.444.4926, hunter.blankenbaker@vonage.com

Media Contact: Jo Ann Tizzano, 732.365.1363, joann.tizzano@vonage.com

(1) This is a non-GAAP financial measure. Refer below to Table 4 for a reconciliation to GAAP net (loss) income.
(2) This is a non-GAAP financial measure. Refer below to Table 3 for a reconciliation to GAAP net (loss) income.
(3) This is a non-GAAP financial measure. Refer below to Table 5 for a reconciliation to GAAP cash from operations.

VONAGE HOLDINGS CORP.
TABLE 1. CONSOLIDATED FINANCIAL DATA
(Dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2020	2020	2019	2020	2019
Statement of Operations Data:
Service, access and product revenues	$296,516	$283,077	$279,025	$579,593	$539,135
USF revenues	14,017	14,380	18,559	28,397	37,990
Total revenues	310,533	297,457	297,584	$607,990	$577,125

Operating Expenses:
Service, access and product cost of revenues (excluding depreciation and amortization of $11,148, $9,609, $9,144, $22,304, and $18,562, respectively)	119,971	113,038	109,662	233,009	203,642
USF cost of revenues	14,017	14,380	18,559	28,397	37,990
Sales and marketing	90,827	85,621	95,362	176,448	190,885
Engineering and development	19,784	19,203	16,891	38,987	33,417
General and administrative	42,820	40,882	36,615	83,702	72,074
Depreciation and amortization	20,692	20,485	20,662	41,177	41,876
	308,111	293,609	297,751	601,720	579,884
Income (Loss) from operations	2,422	3,848	(167)	6,270	(2,759)
Other Income (Expense):
Interest expense	(9,321)	(8,082)	(8,487)	(17,403)	(16,063)
Other income (expense), net	(38)	229	(147)	191	(563)
	(9,359)	(7,853)	(8,634)	(17,212)	(16,626)
Loss before income tax benefit	(6,937)	(4,005)	(8,801)	(10,942)	(19,385)
Income tax (expense) benefit	(1,493)	250	13,325	(1,243)	23,375
Net (loss) income	$(8,430)	$(3,755)	$4,524	$(12,185)	$3,990
(Loss) earnings per common share:
Basic	$(0.03)	$(0.02)	$0.02	$(0.05)	$0.02
Diluted	$(0.03)	$(0.02)	$0.02	$(0.05)	$0.02
Weighted-average common shares outstanding:
Basic	245,385	243,627	242,475	244,506	241,507
Diluted	245,385	243,627	249,720	244,506	249,521

VONAGE HOLDINGS CORP.
TABLE 1. CONSOLIDATED FINANCIAL DATA - (Continued)
(Dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2020	2020	2019	2020	2019
Statement of Cash Flow Data:
Net cash provided by operating activities	$36,300	$2,503	$25,317	$38,803	$28,067
Net cash used in investing activities	(12,009)	(13,235)	(11,679)	(25,244)	(22,453)
Net cash (used in) provided by financing activities	(20,435)	32,499	(12,761)	12,064	8,025
Capital expenditures, acquisition of intangible assets, acquisition and development of software assets	(12,009)	(13.235)	(11,679)	(25,054)	(22,453)

	June 30,	December 31,
	2020	2019
Balance Sheet Data:
Cash and cash equivalents	$47,565	$23,620
Restricted cash	2,046	2,015
Accounts receivable, net of allowance	114,554	101,813
Inventory, net of allowance	997	1,475
Prepaid expenses and other current assets	30,624	32,326
Deferred customer acquisition costs, current and non-current	76,413	68,982
Property and equipment, net	40,163	48,371
Goodwill	593,722	602,970
Operating lease right of use assets	31,329	50,847
Software, net	60,521	40,300
Intangible assets, net	214,284	249,905
Deferred tax assets	110,040	108,347
Other assets	33,631	33,729
Total assets	$1,355,889	$1,364,700

Accounts payable and accrued expenses	$174,850	$179,955
Operating lease liabilities, current and non-current	36,438	58,199
Deferred revenue, current	65,171	59,464
Total notes payable, net and indebtedness under revolving credit facility, including current portion	245,500	220,500
Convertible senior notes, net	283,619	276,658
Other liabilities	2,672	2,862
Total liabilities	$808,250	$797,638
Total stockholders' equity	$547,639	$567,062

VONAGE HOLDINGS CORP.
TABLE 2. SUMMARY CONSOLIDATED OPERATING DATA
(Dollars in thousands, except per line amounts)
(unaudited)
The table below includes revenues and cost of revenues that our management uses to measure the growth and operating performance of the business focused portion of our business:

Business	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2020	2020	2019	2020	2019
Revenues:
Service revenues	$212,310	$195,649	$180,014	$407,959	$339,359
Access and product revenues(1)	9,109	10,122	11,707	19,231	23,404
Service, access and product revenues excluding USF	221,419	205,771	191,721	427,190	362,763
USF revenues	4,830	4,482	8,299	9,312	16,854
Total revenues	$226,249	$210,253	$200,020	$436,502	$379,617

Cost of Revenues:
Service cost of revenues(2)	$100,638	$92,357	$86,290	$192,995	$156,144
Access and product cost of revenues(1)	10,266	11,596	13,594	21,862	27,465
Service, access and product cost of revenues excluding USF	110,904	103,953	99,884	214,857	183,609
USF revenues	4,830	4,482	8,299	9,312	16,854
Total cost of revenues	$115,734	$108,435	$108,183	$224,169	$200,463

Service margin %	52.6%	52.8%	52.1%	52.7%	54.0%
Gross margin % excluding USF (Service, access and product margin %)	49.9%	49.5%	47.9%	49.7%	49.4%
Gross margin %	48.8%	48.4%	45.9%	48.6%	47.2%
(1) Includes customer premise equipment, access, professional services, and shipping and handling.
(2) Excludes depreciation and amortization of $9,891, $8,519, and $7,978 for the quarters ended June 30, 2020, March 31, 2020 and June 30, 2019, respectively, and $19,679 and $16,192 for the six months ended June 30, 2020 and 2019, respectively.
The table below includes revenues and cost of revenues that our management uses to measure the growth and operating performance of the consumer focused portion of our business:

Consumer	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2020	2020	2019	2020	2019
Revenues:
Service revenues	$75,045	$77,243	$87,244	$152,288	$176,244
Access and product revenues(1)	52	63	60	115	128
Service, access and product revenues excluding USF	75,097	77,306	87,304	152,403	176,372
USF revenues	9,187	9,898	10,260	19,085	21,136
Total revenues	$84,284	$87,204	$97,564	$171,488	$197,508

Cost of Revenues:
Service cost of revenues(2)	$8,671	$8,512	$8,861	$17,183	$18,119
Access and product cost of revenues(1)	396	573	917	969	1,914
Service, access and product cost of revenues excluding USF	9,067	9,085	9,778	18,152	20,033
USF revenues	9,187	9,898	10,260	19,085	21,136
Total cost of revenues	$18,254	$18,983	$20,038	$37,237	$41,169

Service margin %	88.4%	89.0%	89.8%	88.7%	89.7%
Gross margin % excluding USF (Service, access and product margin %)	87.9%	88.2%	88.8%	88.1%	88.6%
Gross margin %	78.3%	78.2%	79.5%	78.3%	79.2%
(1) Includes customer premise equipment, access, professional services, and shipping and handling.
(2) Excludes depreciation and amortization of $1,257, $1,090, $1,166 for the quarters ended June 30, 2020, March 31, 2020 and June 30, 2019, respectively, and $2,625 and $2,370 for the six months ended June 30, 2020 and 2019, respectively.

The table below includes key operating data that our management uses to measure the growth and operating performance of the business focused portion of our business:

Business	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2020	2020	2019	2020	2019
Service revenue per customer	$509	$475	$440	$492	$416
Business revenue churn	0.9%	0.8%	1.0%	0.9%	1.0%
The table below includes key operating data that our management uses to measure the growth and operating performance of the consumer focused portion of our business:

Consumer	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2020	2020	2019	2020	2019
Average monthly revenues per line	$27.59	$27.35	$26.89	$27.40	$26.62
Subscriber lines (at period end)	998,475	1,037,794	1,185,835	998,475	1,185,835
Customer churn	1.5%	1.8%	1.7%	1.6%	1.8%

VONAGE HOLDINGS CORP.
TABLE 3. RECONCILIATION OF GAAP NET (LOSS) INCOME TO ADJUSTED EBITDA AND TO ADJUSTED EBITDA MINUS CAPEX
(Dollars in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2020	2020	2019	2020	2019
Net (loss) income	$(8,430)	$(3,755)	$4,524	$(12,185)	$3,990
Interest expense	9,321	8,082	8,487	17,403	16,063
Income tax	1,493	(250)	(13,325)	1,243	(23,375)
Depreciation and amortization	20,692	20,485	20,662	41,177	41,876
Amortization of costs to implement cloud computing arrangements	668	609	146	1,277	271
EBITDA	23,744	25,171	20,494	48,915	38,825

Share-based expense	11,326	11,116	11,271	22,442	19,211
Acquisition related transaction and integration costs	—	—	256	—	447
Organizational transformation (1)	3,925	1,194	3,884	5,119	7,869
Other non-recurring items (2)	2,549	1,356	1,487	3,905	2,160
Adjusted EBITDA	41,544	38,837	37,392	80,381	68,512
Less:
Capital expenditures	(1,968)	(2,887)	(4,179)	(4,855)	(9,456)
Intangible assets	(115)	(75)	—	(190)	—
Acquisition and development of software assets	(9,926)	(10,273)	(7,500)	(20,199)	(12,997)
Adjusted EBITDA Minus Capex	$29,535	$25,602	$25,713	$55,137	$46,059

(1) The costs identified as “Organizational transformation” are related to the Company’s announced goal of becoming a pure-play Business software-as-a-service (“SaaS”) company, offering a suite of communications solutions for businesses. These costs include employee related exits including CEO succession, system change management, facility exit costs, and rebranding.
(2) Other non-recurring items principally include certain litigation charges and other non-recurring project costs.

VONAGE HOLDINGS CORP.
TABLE 4. RECONCILIATION OF GAAP NET (LOSS) INCOME TO
NET INCOME EXCLUDING ADJUSTMENTS
(Dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2020	2020	2019	2020	2019
Net (loss) income	$(8,430)	$(3,755)	$4,524	$(12,185)	$3,990
Amortization of acquisition - related intangibles	13,681	13,779	13,818	27,460	27,997
Amortization of costs to implement cloud computing arrangements	668	609	146	1,277	271
Amortization of debt discount	3,109	3,054	487	6,163	487
Acquisition related transaction and integration costs	—	—	256	—	447
Organizational transformation (1)	3,925	1,194	3,884	5,119	7,869
Other non-recurring items (2)	2,549	1,356	1,487	3,905	2,160
Tax effect on adjusting items	(5,026)	(4,198)	(4,217)	(9,224)	(8,239)
Net income excluding adjustments	$10,476	$12,039	$20,385	$22,515	$34,982
(Loss) earnings per common share:
Basic	$(0.03)	$(0.02)	$0.02	$(0.05)	$0.02
Diluted	$(0.03)	$(0.02)	$0.02	$(0.05)	$0.02
Weighted-average common shares outstanding:
Basic	245,385	243,627	242,475	244,506	241,507
Diluted	245,385	243,627	249,720	244,506	249,521
Earnings per common share, excluding adjustments:
Basic	$0.04	$0.05	$0.08	$0.09	$0.14
Diluted	$0.04	$0.05	$0.08	$0.09	$0.14
Weighted-average common shares outstanding:
Basic	245,385	243,593	242,475	244,506	241,507
Diluted	253,509	250,514	249,720	252,116	249,521

(1) The costs identified as “Organizational transformation” are related to the Company’s announced goal of becoming a pure-play Business software-as-a-service (“SaaS”) company, offering a suite of communications solutions for businesses. These costs include employee related exits including CEO succession, system change management, facility exit costs, and rebranding.
(2) Other non-recurring items principally include certain litigation charges and other non-recurring project costs.

VONAGE HOLDINGS CORP.
TABLE 5. FREE CASH FLOW
(Dollars in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2020	2020	2019	2020	2019
Net cash provided by operating activities	$36,300	$2,503	$25,317	$38,803	$28,067
Less:
Capital expenditures	(1,968)	(2,887)	(4,179)	(4,855)	(9,456)
Intangible assets	(115)	(75)	—	(190)	—
Acquisition and development of software assets	(9,926)	(10,273)	(7,500)	(20,199)	(12,997)
Free cash flow	$24,291	$(10,732)	$13,638	$13,559	$5,614

VONAGE HOLDINGS CORP.
TABLE 6. RECONCILIATION OF INDEBTEDNESS UNDER REVOLVING CREDIT FACILITY AND CONVERTIBLE SENIOR NOTES TO NET DEBT
(Dollars in thousands)
(unaudited)

	June 30,	December 31,
	2020	2019
Notes payable and indebtedness under revolving credit facility, net of current maturities	245,500	220,500
Convertible senior notes, net	283,619	276,658
Unamortized discount on debt	6,310	7,108
Unamortized debt related costs	55,071	61,234
Gross debt	590,500	565,500
Less:
Unrestricted cash	47,582	23,620
Net debt	$542,918	$541,880

Use of Non-GAAP Financial Measures
This press release includes measures defined as non-GAAP financial measures by Regulation G adopted by the Securities and Exchange Commission, including: adjusted EBITDA, adjusted EBITDA less Capex, adjusted net income, constant currency, net debt (cash), and free cash flow.
Adjusted EBITDA
Vonage uses adjusted EBITDA as a principal indicator of the operating performance of its business.
Vonage defines adjusted EBITDA as GAAP net income (loss) before interest, tax, depreciation and amortization, share-based expense, amortization of costs to implement cloud computing arrangements, acquisition related transaction and integration costs, organizational transformation costs and other non-recurring items. The costs identified as “organizational transformation” are related to the Company’s announced goal of becoming a pure-play Business software-as-a-service (“SaaS”) company, offering a suite of communications solutions for businesses. These costs include employee related exits, system change management, facility exit costs, and rebranding.
Vonage believes that adjusted EBITDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of interest, tax, depreciation and amortization, which may vary from period to period without any correlation to underlying operating performance; of share-based expense, which is a non-cash expense that also varies from period to period; of one-time acquisition related transaction and integration costs, organizational transformation costs and other non-recurring items. Organizational transformation consists principally of costs in connection with exits of employees and facilities, system migration costs and certain professional related fees. Other non-recurring items principally include certain litigation charges and other non-recurring project costs.
The Company provides information relating to its adjusted EBITDA so that investors have the same data that the Company employs in assessing its overall operations. The Company believes that trends in its adjusted EBITDA are valuable indicators of the operating performance of the Company on a consolidated basis.
The Company does not reconcile its forward-looking adjusted EBITDA to the corresponding GAAP measure of net income because stock-based compensation expense and other non-recurring items cannot be reasonably calculated or predicted at this time as they may be significantly impacted by future events, the timing and nature of which cannot be reasonably calculated or predicted at this time.  Accordingly, a reconciliation is not available without unreasonable effort.
Adjusted EBITDA less Capex
Vonage uses adjusted EBITDA less Capex as an indicator of the operating performance of its business. The Company provides information relating to its adjusted EBITDA less Capex so that investors have the same data that the Company employs in assessing its overall operations. The Company believes that trends in its Adjusted EBITDA less Capex are valuable indicators of the operating performance of the Company on a consolidated basis because they provide our investors with insight into current performance and period-to-period performance.
Adjusted net income
Vonage defines adjusted net income, as GAAP net income (loss) excluding amortization of acquisition-related intangible assets, amortization of costs to implement cloud computing arrangements, acquisition related transaction and integration costs, amortization of debt discount, organizational transformation costs, other non-recurring items and tax effect on adjusting items.

The Company believes that excluding these items will assist investors in evaluating the Company's operating performance and in better understanding its results of operations as amortization of acquisition-related intangible assets is a non-cash item, one-time acquisition related transaction and integration costs, organizational transformation, other non-recurring items, and tax effect on adjusting items are not reflective of operating performance. Organizational transformation consists principally of costs in connection with exits of employees and facilities, system migration costs and certain related professional fees. Other non-recurring items principally include certain litigation charges and other non-recurring project costs.
Constant Currency
Vonage reviews its results of operations on both an as reported and on a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our results of operations, consistent with how we evaluate our performance. We calculate constant currency percentages by converting our current period local currency financial results using the prior period exchange rates and comparing these adjusted amounts to our prior period reported results.
Net debt (cash)
Vonage defines net debt (cash) as indebtedness under revolving credit facility, convertible senior notes, discount on debt, and debt related costs less unrestricted cash.
Vonage uses net debt (cash) as a measure of assessing leverage, as it reflects the gross debt under the Company's credit agreements and capital leases less cash available to repay such amounts. The Company believes that net cash is also a factor that first parties consider in valuing the Company.
Free cash flow
Vonage defines free cash flow as net cash provided by operating activities minus capital expenditures, purchase of intangible assets, and acquisition and development of software assets.
Vonage considers free cash flow to be a liquidity measure that provides useful information to management about the amount of cash generated by the business that, after the acquisition of equipment and software, can be used by Vonage for debt service and strategic opportunities. Free cash flow is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure.
The non-GAAP financial measures used by Vonage may not be directly comparable to similarly titled measures reported by other companies due to differences in accounting policies and items excluded or included in the adjustments, which limits its usefulness as a comparative measure. These non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

The Company does not reconcile its forward-looking adjusted business total revenue and adjusted business service revenue to the corresponding GAAP measures due to the significant variability and difficulty in making accurate forecasts with respect to the various acquisition-related and one-time events that we exclude, as they may be significantly impacted by future events the timing and nature of which are difficult to predict or are not within the control of management.  As such, the Company has determined that reconciliations of these forward-looking non-GAAP financial measures to the corresponding GAAP measures is not available without unreasonable effort.

Safe Harbor Statement
This press release contains forward-looking statements, including statements about the outcome and timing of the strategic review of consumer and operational review, including whether or not the reviews result in a transaction and if so the nature and timing of any such transaction, our business transformation, financing activity, growth priorities or plans, revenues, adjusted EBITDA, churn, seats, lines or accounts, average revenue per customer, cost of communications services, capital expenditures, new products and related investment, and other statements that are not historical facts or information, that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. In addition, other statements in this press release that are not historical facts or information may be forward-looking statements. The forward-looking statements in this release are based on information available at the time the statements are made and/or management's belief as of that time with respect to future events and involve risks and uncertainties that could cause actual results and outcomes to be materially different. Important factors that could cause such differences include, but are not limited to: the impact of the COVID-19 pandemic; the competition we face; the expansion of competition in the cloud communications market; risks related to the acquisition or integration of businesses we have acquired; our ability to adapt to rapid changes in the cloud communications market; the nascent state of the cloud communications for business market; our ability to retain customers and attract new customers cost-effectively; developing and maintaining market awareness and a strong brand; developing and maintaining effective distribution channels; security breaches and other compromises of information security; risks associated with sales of our services to medium-sized and enterprise customers; our reliance on third-party hardware and software; our dependence on third-party vendors; system disruptions or flaws in our technology and systems; our ability to comply with data privacy and related regulatory matters; our ability to scale our business and grow efficiently; the impact of fluctuations in economic conditions, particularly on our small and medium business customers; the effects of significant foreign currency fluctuations; our ability to obtain or maintain relevant intellectual property licenses or to protect our trademarks and internally developed software; fraudulent use of our name or services; restrictions in our debt agreements that may limit our operating flexibility; our ability to obtain additional financing if required; retaining senior executives and other key employees; intellectual property and other litigation that have been and may be brought against us; rapid developments in global API regulation and uncertainties relating to regulation of VoIP services; risks associated with legislative, regulatory or judicial actions regarding our business products; reliance on third parties for our 911 services; liability under anti-corruption laws or from governmental export controls or economic sanctions; actions of activist shareholders; risks associated with the taxation of our business; governmental regulation and taxes in our international operations; our history of net losses and ability to achieve consistent profitability in the future; our ability to fully realize the benefits of our net operating loss carry-forwards if an ownership change occurs; risks associated with the settlement and conditional conversion of our Convertible Senior Notes; potential effects the capped call transactions may have on our stock in connection with our Convertible Senior Notes; certain provisions of our charter documents; and other factors that are set forth in the “Risk Factors” in our Annual Report on Form 10-K and in the Company's Quarterly Reports on Form 10-Q filed with the SEC. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law, and therefore, you should not rely on these forward-looking statements as representing the Company's views as of any date subsequent to today.
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